UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

(a)          The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on May 17, 2012.

(b)         At the meeting, the stockholders:

•                  elected all 13 nominees for director on the Company’s Board of Directors; and

•                  ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.

The following are the final voting results for each of the two items voted on at the meeting.

1.             Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
David J. Ament	125,694,242	9,114,037	577,545
Kelly J. Barlow	125,754,578	9,053,701	577,545
Thomas J. Carella	126,450,506	8,357,773	577,545
Brian T. Clingen	123,340,159	11,468,120	577,545
Robert M. Finlayson	132,336,936	2,471,343	577,545
Peter R. Formanek	132,297,496	2,510,783	577,545
Michael B. Goldberg	125,694,252	9,114,027	577,545
James P. Hallett	126,060,730	8,747,549	577,577
Sanjeev K. Mehra	125,427,935	9,380,344	577,545
Church M. Moore	124,665,658	10,142,621	577,545
Thomas C. O’Brien	125,687,977	9,120,302	577,545
Gregory P. Spivy	125,445,672	9,362,607	577,545
Jonathan P. Ward	131,865,419	2,942,860	577,545

2.             Ratification of Appointment of KPMG LLP:

Votes For	Votes Against	Abstain	Broker Non-Votes
135,115,178	269,760	886	0

(c)          Not applicable.

(d)         Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2012	KAR Auction Services, Inc.

	By:	/s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Executive Vice President, General Counsel and Secretary